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                                                                  EXHIBIT 10.37


                         SCHAWK, INC. RETIREMENT TRUST





                           Effective January 1, 1996





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                               TABLE OF CONTENTS


                                                                            PAGE

ARTICLE I: NAME . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3

ARTICLE II: FIDUCIARY RESPONSIBILITY  . . . . . . . . . . . . . . . . . . . .  4

ARTICLE III: THE TRUST FUND AND ITS ADMINISTRATION  . . . . . . . . . . . . .  5

ARTICLE IV: INVESTMENT FUNDS  . . . . . . . . . . . . . . . . . . . . . . . . 14

ARTICLE V: GENERAL PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . 18

ARTICLE VI: CHANGES IN TRUSTEE  . . . . . . . . . . . . . . . . . . . . . . . 24

ARTICLE VII: AMENDMENT AND TERMINATION  . . . . . . . . . . . . . . . . . . . 26

ARTICLE VIII: INCORPORATION OF COLLECTIVE INVESTMENT TRUSTS . . . . . . . . . 27






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                         SCHAWK, INC. RETIREMENT TRUST

                 THIS AGREEMENT, made this ____ day of __________, 19___, by and between Schawk, Inc., a Delaware corporation (the "Company") and The Chicago Trust Company, located at Chicago, Illinois, (the "Trustee"),

                                WITNESSETH THAT:

                 WHEREAS, the Trustee currently serves as the trustee of the Filtertek Retirement Savings Plan (the "Filtertek Plan") effective August 1, 1988; and
                 WHEREAS, the Company has amended the Filtertek Plan, effective as of January 1, 1996, to merge into it the Plastic Molded Concepts, Inc. 401(k) Plan (the "PMC Plan"), and to rename it as the Schawk, Inc. Retirement Plan for Plastics Employees (the "Plastics Plan"); and
                 WHEREAS, the Company established the Schawk, Inc. Retirement Savings Plan (the "Schawk Plan") originally effective January 1, 1960, which is being amended and restated effective January 1, 1996 as the Schawk, Inc. Retirement Plan for Imaging Employees (the "Imaging Plan") (collectively with the Plastics Plan, the "Plans"); and
                 WHEREAS, effective December 1, 1995, the Company appointed the Trustee to be the custodian of the assets of the Schawk Plan;
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                 WHEREAS, the Company has appointed the Trustee to serve as successor Trustee under the Imaging Plan, and the Trustee has accepted such appointment, effective as of the date of this agreement; and
                 WHEREAS, this agreement is an amendment and continuation of the trust provisions found in the Plans and in the PMC Plan, and is intended to implement the Plans and form a part of them;
                 NOW, THEREFORE, IT IS AGREED, that this agreement, on and after the day and year first above written, shall constitute the sole trust agreement between the Company and the Trustee in connection with the Plans.
                 FURTHER AGREED, that the execution of this agreement by the parties hereto evidences the Company's appointment of the Trustee to serve as successor Trustee of the Imaging Plan and the PMC Plan effective as of the date of this agreement, the Trustee's acceptance of such appointment, and the acknowledgement of each Employer under the Plan other than the Company (the term "Employers" as used herein shall refer to the Company and each related adopting Employer) of the appointment of the Trustee and the terms of this agreement





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                                ARTICLE I: NAME

                 This agreement and the trust hereby evidenced may be referred to as the Schawk, Inc. Retirement Trust (the "Trust") and is hereby intended by the Company to continue carrying out the purposes of the Plans.





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                      ARTICLE II: FIDUCIARY RESPONSIBILITY

                 The Company representatives, the Trustee, any investment manager appointed pursuant to paragraph III-4, and any other fiduciaries with respect to the Plans or Trust shall discharge their duties thereunder solely in the interest of Participants and their beneficiaries, for the exclusive purpose of providing their benefits and defraying reasonable expenses of Plan and Trust administration, with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.





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               ARTICLE III: THE TRUST FUND AND ITS ADMINISTRATION

                 III-1.   The Trust Fund.  The "Trust Fund" as at any date
means all property then held by the Trustee under this agreement, and shall consist of contributions received by the Trustee, assets transferred from any prior trustee, life insurance company or custodian, investments and reinvestments thereof, and the earnings and income thereon, less disbursements therefrom.
                 III-2.   Certificate of Authority.         The Plans are
administered by the Company. The Plans provide for the appointment of a committee to serve as administrator and as a named fiduciary of each Plan (the "Committee"). Benefits payable under the Plans are distributed by the Trustee as directed by the Company. The Secretary of the Company will certify to the Trustee from time to time the person or persons who are authorized to communicate to the Trustee the decisions and directions of the Committee, and any other person or persons who are authorized to act for the Company (the "Company representatives"). The Secretary of the Company shall notify the Trustee of any change in the membership of the Committee or in the authority of such Company representatives. The Trustee may rely on the latest certificate received without further inquiry or verification. The Trustee shall be responsible for the property received by it as Trustee, but shall not be responsible for the administration of the Plan or for those assets of the Plan which have not been delivered to and accepted by the Trustee. The Trustee shall not have the duty or obligation to determine the





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adequacy of the Trust Fund or whether contributions received by it comply with the provisions of the Plan or with any resolution of the Board of Directors or to enforce the collection from the Employers of any contribution to the Trust.
                 III-3.   General Powers.  The Trustee shall have exclusive
authority and discretion to manage and control the Trust Fund except to the extent that authority to manage investments has been allocated to one or more investment managers pursuant to paragraph III-4. The Trustee shall have the following powers, rights and duties in addition to those provided elsewhere in this agreement, the Plans or by law:
                 (a)      To manage, sell, contract to sell, grant options to
                          purchase, convey, exchange, transfer, abandon, improve, repair, insure, lease for any term (although commencing in the future or extending beyond the term of this Trust) and otherwise deal with all property, real or personal, in such way, for such considerations, and on such terms and conditions as the Trustee decides.

                 (b) To retain in cash such amounts as the Trustee considers advisable and as are permitted by applicable law; to invest and reinvest part or all of the balance of the Trust Fund in stocks, bonds, notes, mortgages, mutual fund shares or other property of any kind, real or personal, including units of collective trusts; and to diversify such investments so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so.

                 (c) To deposit cash in any depositary without liability for interest and, without limiting the generality of the foregoing, to invest cash in savings accounts or time certificates of deposit bearing a reasonable rate of interest.

                 (d) To make any payment or distribution from the Trust Fund as directed by the Company without inquiring as to whether it is proper, and the Trustee shall not be liable for a payment or distribution that is





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                          not proper under the terms of the Plans or this
                          agreement; and to notify the Company if a payment or distribution is returned to the Trustee, and the Trustee shall have no obligation to search for or ascertain the whereabouts of a payee or distributee.

                 (e) To the extent permitted by law, to borrow from anyone, with the Company's approval, such sum or sums from time to time as the Trustee considers desirable to carry out this Trust.

                 (f) To retain any funds or property subject to any dispute without liability for interest and to decline to make payment or delivery thereof until final adjudication by a court of competent jurisdiction or until an appropriate release is obtained.

                 (g) To begin, maintain or defend any litigation necessary in connection with the administration of the Plans or this Trust, except that, unless otherwise required by law, the Trustee shall not be obliged or required to do so unless indemnified to the Trustee's satisfaction.

                 (h) To compromise, contest, arbitrate or abandon claims or demands.

                 (i) To give proxies to vote stocks and other voting securities, to join in or oppose (alone or jointly with others) voting trusts, mergers, consolidations, foreclosures, reorganizations, liquidations, or other changes in the financial structure of any corporation, and to exercise or sell stock subscription or conversion rights.

                 (j) To hold securities or other property in the name of a nominee, in a depositary, or in any other way, with or without disclosing the trust relationship; provided however, that except as authorized by regulations issued by the Secretary of Labor, the indicia of ownership of the assets of the Trust Fund shall not be maintained outside the jurisdiction of the district courts of the United States.

                 (k) To report to the Company on each accounting date under the Plans (the last day of each calendar quarter), or as soon thereafter as practicable, or at such other times as the Company may request, the then net worth of the Trust Fund (that is, the fair





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                          market value of all assets comprising the Trust
                          Fund, less liabilities, if any, other than liabilities to persons entitled to benefit under the
                          Plan) determined on the basis of such evidence, data or information as the Trustee considers pertinent and reliable and subject to the provisions of paragraph III-7 below.

                 (l) To furnish to the Company an annual account or an account for such other period as the Company may specify or as may be required under this agreement or the Plans, showing all investments, receipts, disbursements, and other transactions involving the Trust during the accounting period, and also showing the assets of the Trust Fund held at the end of the period, which, to the extent permitted by law, shall be conclusive on all persons, including the Employers, except as to any act or transaction as to which an Employer files with the Trustee written exceptions or objections within one hundred eighty days after receipt of the account.

                 (m) To pay any estate, inheritance, income or other tax, charge or assessment attributable to any benefit payable under the Plans out of such benefit after giving the Company notice as far in advance as practicable; to defer making payment of any such tax, charge or assessment if it is indemnified to its satisfaction in the premises; to withhold from any distribution which the Trustee is directed to make, or require the withholding of, such sum as the Trustee may reasonably estimate as necessary to cover any taxes for which the Trustee may be liable and which may be assessed with regard to such distribution; and to require before making any payment of taxes or any distribution of amounts withheld to cover taxes, such release or other document from any lawful taxing authority and such indemnity from the intended payee as the Trustee considers necessary for its protection.

                 (n) To maintain records and accounts reflecting all receipts and disbursements under this agreement and such other records and accounts as the Company may specify, all of which shall be open to the inspection of any Employer at all reasonable times, and may be audited from time to time by anyone named by the Company.

                 (o) To employ agents, accountants or other persons (who also may be employed by the Employers) and to delegate to them such powers as the Trustee





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                          considers desirable (except that the Trustee
                          may not delegate its responsibilities as to the management or control of the assets of the Trust
                          Fund), provided that such delegation, and the acceptance thereof, by such agents, attorneys, accountants or other persons, shall be in writing; and, to the extent permitted by law, the Trustee shall be protected in acting or refraining from acting on the advice of persons so employed without court action.

                 (p) To appoint a bank, trust company, or broker or dealer registered under the Securities Exchange Act of 1934 to act as custodian with respect to any portion of the Trust Fund, contingent upon the prior approval of the Company; and a custodian so appointed shall have custody of such assets as are deposited with it and as custodian such rights, powers and duties with respect thereto as shall be agreed upon from time to time by the Company, the Trustee and such custodian.

                 (q) To furnish the Employers with such information in the Trustee's possession as the Employers may need for tax or other purposes.

                 (r) At the direction of the Company, to receive, hold and invest any funds or other property transferred to the Trustee from:

                          (i) any other trust forming a part of a plan intended to meet the requirements of Section 401(a) of the Internal Revenue Code (and, if applicable, Section 165(a) of the Puerto Rico Income Tax Act);

                          (ii) an employee of an Employer if such funds or property qualify as a rollover amount described in Section 402(a)(5) of the Internal Revenue Code; or

                          (iii)   an individual retirement account or
                                  individual retirement annuity maintained by an employee of an Employer, if such funds or property qualify as a rollover contribution described in Section 408(d)(3) of the Internal Revenue Code;

                          and to allocate, credit and distribute any such funds and other property so transferred in accordance with the terms of the Plans.





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                 (s)      To transfer all or any portion of the Trust Fund to
                          another trust or trusts forming a part of a plan or plans that are intended to meet the requirements of
                          Section 401(a) of the Internal Revenue Code, as directed by the Company.

                 (t) To perform any and all other acts which in the Trustee's judgment are appropriate for the proper management, investment and distribution of the Trust Fund.

                 (u) Effective until Trustee's telephone transfer system is operational for participants in the Imaging Plan, to invest such amounts in the Vanguard/Wellesley Income Fund maintained by The Vanguard Group.

                 (v) Effective until Trustee's telephone transfer system is operational for participants in the Plastics Plan who are former PMC Plan participants, to invest such amounts as follows:

                          (1) Amounts previously invested in the Strong Money Market Fund shall be invested in The Chicago Trust Company Money Market Fund;

                          (2) Amounts previously invested in the Strong Government Securities Fund shall be invested in The Chicago Trust Company Government Bond Fund;

                          (3) Amounts previously invested in the Strong Total Return Fund shall be invested in the Vanguard Institutional Index Fund; and

                          (4) Amounts previously invested in the CGM Mutual Fund shall be invested in the Dodge and Cox Balanced Fund.


                 III-4.   Investment Managers.     The Company may appoint one
or more investment managers to manage the investment of any part of the assets of the Trust Fund. Except as otherwise provided by law, the Trustee shall have no obligation for investment of any assets of the Trust Fund which are subject to management by an investment manager. Appointment of an investment





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manager shall be made by written notice to the investment manager and the
Trustee, which notice shall specify those powers, rights and duties of the Trustee under this agreement that are allocated to the investment manager and that portion of the assets of the Trust Fund subject to investment management. An investment manager so appointed pursuant to this paragraph shall be either a registered investment adviser under the Investment Advisers Act of 1940, a bank, as defined in said Act, or an insurance company qualified to manage, acquire and dispose of the assets of the Plan under the laws of more than one state of the United States. Any such investment manager shall acknowledge to the Company in writing that it accepts such appointment and that it is a fiduciary with respect to the Plans and Trust. An investment manager may resign at any time upon written notice to the Trustee and the Company. The Company may remove an investment manager at any time by written notice to the investment manager and the Trustee.
                 III-5.   Compensation and Expenses.        Except as otherwise
provided below in this agreement, all reasonable costs, charges, and expenses incurred in the administration of this Trust and the Plans, including compensation to the Trustee (as agreed upon between the Company and the Trustee), compensation to an investment manager (as agreed upon between the Company and the investment manager), and any compensation to agents, attorneys, accountants and other persons employed by the Trustee, will be paid from the Trust Fund, or, to the extent not paid from the Trust Fund, will be paid by the Company. Expenses incurred in connection





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with the sale, investment and reinvestment of the Trust Fund (such as brokerage, postage, express and insurance charges and transfer taxes, as agreed upon in advance between the Company and the Trustee) shall be paid from the Trust Fund. As of the last day of each Plan Year, the Trustee shall furnish to the Company an annual account showing all fees and expenses charged to the Trust Fund, both in general and with respect to individual Participant accounts, as well as any fees and expenses charged to the Company.
                 III-6.   Common Fund.  The Trustee shall not be required to
make any separate investment of the Trust Fund for the account of the Plans as applied to multiple employers and may administer and invest all contributions made under the Plans as one Trust Fund. If, for any purpose, it becomes necessary to determine as of any date the portion of the Trust Fund allocable to all or any group of Participants employed by any one of the Employers, the Company, through the Company representatives, may, in its sole discretion, designate any date as an interim allocation date for the purpose of valuing the trust fund and allocating earnings or losses to Participant accounts. The Company shall designate interim allocation dates in a fair, uniform and non-discriminatory manner. After all adjustments required as of an interim allocation date have been made, such portion of the Trust Fund shall be an amount equal to the aggregate of the account balances of such Participants.
Any such determination by the Company shall be binding upon all of the Employers, Participants and all other persons. The Trustee will have no duty or responsibility to





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question any determination or direction by the Company under this paragraph
III-6.
                 III-7.   Trust Accounting.        For purposes of determining
the value of assets in the Trust, the Trustee shall value such assets in accordance with the Trustee's procedures for determining the fair market value as of any date for which such valuation or accounting is required and in accordance with the procedures for valuation of any interests in any collective investment trust described in Article VII. According to such procedures, while allocations of contributions to individual Participant accounts or transfers of amounts among investment funds are pending, the Trustee may hold any such amounts on an interim basis in a cash management account invested in a money market fund. In such event, Participants will receive an allocation of any earnings or losses attributable to the period such amounts were so invested.
                 III-8.   Limit of Trustee's Responsibility.  No power, duty or
responsibility is imposed upon the Trustee under the Plans, except as set forth in this agreement. Until they determine or are advised to the contrary, the Trustee and any investment manager (appointed as provided in paragraph III-4) may assume that this Trust is qualified under Section 401(a), and is entitled to tax exemption under Section 501(a), of the Internal Revenue Code, and that this Trust meets the qualification and tax exemption requirements of Section 165(a) of the Puerto Rico Income Tax Act.





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                          ARTICLE IV: INVESTMENT FUNDS

                 IV-1.    Investment Funds.        The Company has authorized
the establishment of investment funds to be offered under the Plans, and the Company shall direct the Trustee as to the type of investment funds to be offered and shall establish written guidelines and objectives for each fund under the Plans from time to time.
         In addition to the other investment funds established under the Plans, the Trustee shall, to the extent necessary, continue to maintain a life insurance fund under the Plans. The life insurance fund shall consist of individual life insurance policies which were purchased pursuant to Participants' directions under the Filtertek Plan prior to November 12, 1992, the date on which this investment option was frozen by resolutions of the Boards of Directors of the Filtertek, Inc. Each Participant for whom an individual life insurance policy is maintained under a Plan may elect either to leave his individual life insurance policy in force and have the annual premiums paid by deduction from his Plan account balance, or to cancel his individual life insurance policy and have the cash value of such policy added to his Plan account balance, whereupon the Participant may elect to have such amount invested in one or more of the other investment funds maintained under the Plan in which he is a Participant.
         The Plans permit Participants to direct the investment of their Plan accounts (except as noted above with respect to the Life





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Insurance Fund) in 5% increments among one or more of the investment funds maintained under the Plan in which they are Participants, at such times in accordance with procedures and limitations established by the Committee. The Trustee shall invest or reinvest contributions and account balances among the investment funds upon receiving from the Company representatives the specific directions of the Participants (or, once the Trustee's telephone transfer system is operational for a Participant, upon receiving from the Participant his specific directions) in accordance with the provisions of the Plans, but shall have no duty to verify such directions and shall not have any responsibility or liability for any loss to any Participant or beneficiary which results from following such directions, unless such loss results from the Trustee's own willful misconduct.
                 IV-2.    Trustee's Investment of Amounts Credited to
Individually Directed Investment Accounts.       If the Company has provided
for Participants to individually direct the investment of contributions and/or account balances in one or more investment funds ("investment accounts"), the Trustee shall, except as provided in paragraphs III-3(u) and (v), upon written direction from an Employer (or, once the Trustee's telephone transfer system is operational for a Participant, upon receiving from the Participant his specific directions) made in accordance with the provisions of the Plan, invest and reinvest amounts credited to each such Participant's investment account as directed by the Participant, subject to the following:





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                 (a)      Except as otherwise provided below, the Trustee shall
                          make investments in such investment funds only as the Participant's Employer directs in writing (or, once the Trustee's telephone transfer system is operational for a Participant, as the Participant directs in accordance with such telephone transfer system) and the Trustee shall be under no obligation to inquire as to the propriety of such direction or as to the amount to be invested in each such investment account on behalf of such Participant.

                 (b) The Trustee shall have the power to invest any portion of the assets in a Participant's investment account which is held in cash or cash equivalents in short term, fixed income investments pending receipt of instructions from the Participant's Employer regarding the investment of a Participant's accounts. While an investment fund transfer is pending, a Participant will not share in any gains or losses in the fund to which such amount is transferred until the trade into such fund is settled by the Trustee.

                 (c) The Company shall indemnify and hold the Trustee harmless for any losses suffered as a result of investments and reinvestments made by the Trustee in good faith reliance upon any investment direction given by such Participant under the Plan. The Trustee shall not be indemnified or held harmless by the Company for any losses incurred by a Participant as a result of the Trustee's breach of fiduciary duty with respect to the Trustee's management of any investment account or collective investment trust under Article VIII of the Trust. A Participant shall not direct the Trustee to enter into any prohibited transaction (as defined in Code Section 4975).

                 (d) The Trustee shall determine and report to the Company for each Plan on each accounting date or as soon thereafter as practicable the fair market value (as determined in the sole discretion of the Trustee in accordance with paragraph III-7) of the assets held for the benefit of each Participant in an investment fund in accordance with this paragraph. The Trustee shall have the right to rely on any valuations and fair market valuations prepared by third parties as to assets held by any such third party.





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                 (e)      The Trustee shall provide to the Company for each
                          Plan on each accounting date or as soon thereafter as practicable a statement showing the assets held for the benefit of each Participant in such investment funds and any expenses attributable to the acquisition and maintenance of such assets and expenses attributable to any assets disposed of since the last preceding accounting date.

                 (f) On the written direction of a Participant given to the Trustee by the Company in accordance with the Plans, the Trustee shall liquidate for their fair market value (as determined by the Trustee) all of the assets held for the benefit of the Participant in an investment fund(s) and report the amount realized on such liquidation.

                 (g) Notwithstanding paragraph III-5, all expenses incurred in connection with the sale, investment and reinvestment of assets in a Participant's investment fund (such as brokerage, postage, express and insurance charges and transfer taxes) shall be charged to the appropriate investment fund, provided that the Trustee shall make every effort to limit the amount and avoid duplication of expenses.

                 (h) If required by law, the Trustee reserves the right to disapprove any investment direction filed with the Trustee.

                 (i) Except to the extent otherwise required by law, the Trustee shall not be liable or responsible for any loss resulting to an investment fund by reason of any investment or reinvestment made by the Trustee at the direction of the Participant through the Company, and the Trustee is relieved of any duty to review from time to time such amounts or property held in any investment fund.





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                         ARTICLE V: GENERAL PROVISIONS

                 V-1.             Action by Employers.      Any action required
or permitted to be taken by any Employer under the Trust shall be by resolution of its Board of Directors, by resolution of a duly authorized committee of its Board of Directors, or by a person or persons authorized by resolution of its Board of Directors or such committee.
                 V-2.             Warranty.        The Company warrants that
all directions or authorizations by the Company representatives, whether for the payment of money or otherwise, will comply with the Plan and this Trust.
                 V-3.             Disagreement as to Acts.  If there is a
disagreement between the Trustee and anyone as to any act or transaction reported in any accounting, the Trustee shall have the right to a settlement of its account by any proper court.
                 V-4.             Courts.  Except as otherwise provided by law,
in case of any court proceedings involving an Employer, the Trustee or the Trust Fund, only the Employer concerned and the Trustee shall be necessary parties to the proceedings, and no other person shall be entitled to notice of process. A final judgment entered in any such proceedings shall be conclusive.
                 V-5.             Evidence.        Evidence required of anyone
under this agreement may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and





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reliable, and signed, made or presented by the proper party or parties.
                 V-6.             Third Parties.   Except as otherwise provided
by law, the Trustee's exercise or non-exercise of its powers and discretions in good faith shall be conclusive on all persons. No one shall be obliged to see to the application of any money paid or property delivered to the Trustee, except to the extent such person is acting as an investment manager as respects such money or property. The certificate of the Trustee that it is acting according to this agreement will fully protect all persons dealing with the Trustee. An insurance company may assume that this agreement and the Plans have not been amended or changed unless notice of such amendment or change is received by the insurance company at its home office.
                 V-7.             No Reversion in Employers.        The
Employers shall have no right, title or interest in the Trust Fund, nor shall any part of the Trust Fund revert or be repaid to an Employer, directly or indirectly, except that an Employer shall upon written request have a right to recover:
                 (a) the contributions made to a Plan by such Employer, in the event that either the Internal Revenue Service or the Puerto Rico Treasury Department initially determines that the Plan, as applied to such Employer, does not meet the requirements of either
                          Section 401(a) of the Internal Revenue Code, as amended, or Section 165(a) of the Puerto Rico Income Tax Act, as amended;

                 (b) within one year of the date of payment to the Trustee of a contribution by such Employer, any amount (less any losses attributable thereto) contributed through a mistake of fact; or





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

                 (c) within one year of the date on which any deduction for a contribution by an Employer under either Internal Revenue Code Section 404 or Puerto Rico Income Tax Act Section 23(p) is disallowed, an amount equal to the amount disallowed (less any losses attributable thereto).
The amount of any contribution that may be returned to an Employer pursuant to subparagraph (b) or (c) above must be reduced by any portion thereof previously distributed from the Trust Fund and by any losses of the Trust Fund allocable thereto, and in no event may the return of such contribution cause any Participant's account balances to be less than the amount of such balances had the contribution not been made under the Plans.
                 V-8.             Interests Not Transferable.       The
interests of persons entitled to benefits under the Plans are not subject to their debts or other obligations and, except as may be required by the tax withholding provisions of the Internal Revenue Code or any state's income tax act or pursuant to a qualified domestic relations order as defined in Section 414(p) of the Internal Revenue Code, may not be voluntarily or involuntarily sold, transferred, alienated, assigned or encumbered.
                 V-9.             Indemnification.          To the extent
permitted by law, none of the Trustee, any present or former Company representative, nor any person who is or was a director, officer, or employee of any Employer, shall be personally liable for any act done or omitted to be done in good faith in the administration of the Plan or this Trust. Any employee of an Employer to whom the Company has delegated any portion of its responsibilities under the Plan, any person who is or was a director or officer of an





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

Employer, present and former Company representatives, and each of them, shall, to the extent permitted by law, be indemnified and saved harmless by the Employers (to the extent not indemnified or saved harmless under any liability insurance or other indemnification arrangement with respect to the Plan or this Trust) from and against any and all liability or claim of liability to which they may be subjected by reason of any act done or omitted to be done in good faith in connection with the administration of the Plan or this Trust or the investment of the Trust Fund, including all expenses reasonably incurred in their defense if the Employers fail to provide such defense after having been requested to do so in writing. The Trustee shall be indemnified and saved harmless by the Employers (to the extent not indemnified or saved harmless under any liability insurance or other indemnification arrangement with respect to the Plan or this Trust) only with respect to liability or claim of liability to which the Trustee shall be subjected by reason of its good faith compliance with any directions given in accordance with the provisions of the Plan or this Trust by an investment manager, the Company, or any person duly authorized by the Company, or by reason of its failure to take any action with respect to any assets of the Trust Fund which are subject to investment direction from an investment manager in the absence of direction from the investment manager, including all expenses reasonably incurred in its defense if the Employers fail to provide such defense after having been requested to do so in writing.

                 V-10.    Litigation by Participants.       If a legal action
begun against the Trustee, an Employer or the Company by or on behalf of any person results adversely to that person, or if a legal action arises because of conflicting claims to a Participant's or other person's benefits, the cost to the Trustee, the Employer or the Company of defending the action will be charged to the extent permitted by law to the sums, if any, which were involved in the action or were payable to the person concerned.
                 V-11.    Liabilities Mutually Exclusive.   To the extent
permitted by law, the Trustee, an investment manager and each Employer shall be responsible only for its own acts or omissions and the Trustee shall not be required to collect any contribution from an Employer or any other person or to verify that it is in the proper amount. No insurance company shall be a party to this agreement for any purpose or be responsible for the validity of this agreement, it being intended that an insurance company shall be liable only for the obligations set forth in the contracts issued by it.
                 V-12.    Waiver of Notice.        Any notice required under
this agreement may be waived by the person entitled to such notice.
                 V-13.    Counterparts.    This agreement may be executed in
two or more counterparts, any one of which will be an original without reference to the others.
                 V-14.    Controlling Law.         Except to the extent
superseded by laws of the United States, the laws of Illinois shall be controlling in all matters relating to this agreement.

                 V-15.    Gender and Number.       Where the context admits,
words in the masculine gender shall include the feminine and neuter genders, the singular shall include the plural, and the plural shall include the singular.
                 V-16.    Successors.      This agreement shall be binding on
all persons entitled to benefits under the Plan and their respective heirs and legal representatives, on the Employers and their successors and assigns and on the Trustee and its successors. The term "Employer" as used in the Plans and this agreement includes any entity that continues the Plans and this Trust in effect, as provided in the Plans; and, if the Employer concerned is the Company, the term "Company" also shall include such entity.
                 V-17.    Severability.    If any provision of the Plan or this
agreement is held to be illegal or invalid, such illegality or invalidity shall not affect the remaining provisions of the Plans and this agreement, and they shall be construed and enforced as if such illegal or invalid provision had never been inserted therein.
                 V-18.    Statutory References.    Any references in the Plan
or this agreement to a Section of the Internal Revenue Code of 1986 (the "Code") or the Employee Retirement Income Security Act of 1974 ("ERISA") or the Puerto Rico Income Tax Act shall include any comparable section or sections of any future legislation which amends, supplements or supersedes said Section.

                         ARTICLE VI: CHANGES IN TRUSTEE

                 VI-1.    Resignation or Removal of Trustee.         The
Trustee may resign at any time by giving thirty days' advance written notice to the Company. The Company may remove a Trustee by written notice to the Trustee.
                 VI-2.    Appointment of Successor Trustee.         The Company
shall fill any vacancy in the office of Trustee as soon as practicable and shall give prompt written notice thereof to the person or corporation appointed to fill the vacancy and the other Employers.
                 VI-3.    Duties of Resigning or Removed Trustee and of
Successor Trustee.    A Trustee that resigns or is removed shall furnish
promptly to the Company and the successor Trustee an account of its administration of the Trust from the date of its last account. Each successor Trustee shall succeed to the title to the Trust Fund vested in its predecessor without the signing or filing of any instrument, but each predecessor Trustee shall execute all documents and do all acts necessary to vest such title of record in the successor Trustee. Each successor Trustee shall have all the powers conferred by this agreement as if originally named Trustee. No successor Trustee shall be personally liable for any act or failure to act of a predecessor Trustee. With the approval of the Company, a successor Trustee may accept the account furnished and the property delivered by a predecessor Trustee without incurring any liability for so doing, and, to the extent permitted by law, the acceptance will be a complete discharge to the predecessor Trustee.

                     ARTICLE VII: AMENDMENT AND TERMINATION

                 VII-1.   Amendment.       This Trust may be amended from time
to time by the Company, except as follows:
                 (a)      The duties and liabilities of the Trustee cannot be
                          changed without its consent.

                 (b) Except as provided in paragraph IV-7, under no condition shall an amendment result in the return or repayment to an Employer of any part of the Trust Fund or the income from it or result in the distribution of the Trust Fund for the benefit of anyone other than persons entitled to benefits under the Plan.

                 VII-2.   Termination.     If a Plan is terminated, this Trust,
including all rights, titles, powers, duties, discretions and immunities imposed on or reserved to the Trustee and the Employers nevertheless shall continue in effect until all assets have been distributed by the Trustee as directed by the Company under the Plans.

          ARTICLE VIII: INCORPORATION OF COLLECTIVE INVESTMENT TRUSTS

                 VIII-1. The Declaration of Trust, executed by Chicago Title and Trust Company on January 17, 1968, establishing "Chicago Title and Trust Company Investment Trust for the Employee Benefit Plans," as it may be amended from time to time, is hereby adopted as a part of this agreement. Notwithstanding any other provision of this agreement, the Trustee may cause any part or all of the assets held hereunder to be commingled with the assets of other trusts by investment as part of any fund established under said Declaration of Trust, and the assets so invested shall be subject to all of the provisions of said Declaration of Trust as it may be amended from time to time.
                 VIII-2. The Declaration of Trust executed by Chicago Title and Trust Company on July 22, 1981, establishing "Chicago Title and Trust Company Short Term Investment Fund for Employee Benefit Plans," as it may be amended from time to time, is hereby adopted as a part of this agreement. Notwithstanding any other provisions of this agreement, the Trustee may cause any part or all of the assets held hereunder to be commingled with the assets of other trusts by investment as part of any fund established under said Declaration of Trust, and the assets so invested shall be subject to all of the provisions of said Declaration of Trust as it may be amended from time to time.
                 VIII-3. The Declaration of Trust executed by Chicago Title and Trust Company on April 24, 1985, establishing "Chicago

Title and Trust Company Stated Principal Value Investment Trust for Employee Benefit Plans," as it may be amended from time to time, is hereby adopted as a part of this agreement.

Notwithstanding any other provisions of this agreement, the Trustee may cause any part or all of the assets held hereunder to be commingled with the assets of other trusts by investment as part of any fund established under said Declaration of Trust, and the assets so invested shall be subject to all of the provisions of said Declaration of Trust as it may be amended from time to time.
                             *         *         *
                 IN WITNESS WHEREOF, the parties hereto have caused this agreement to be signed and their respective corporate seals affixed and attested by their respective officers, the day and year first above written; the Trustee hereby evidencing its acceptance of the

Trust, and its agreement to perform the duties given to or required of it by the Trust.

                                                 SCHAWK, INC.


                                                 By ____________________________

                                                     Its _______________________
                                                                (Corporate Seal)



ATTEST:


__________________________

Its ______________________


                           THE CHICAGO TRUST COMPANY


                                                By _____________________________

                                                     Its _______________________
                                                                (Corporate Seal)
ATTEST:


__________________________

Its ______________________